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                                                                  EXHIBIT (J)(2)

                                                January 28, 2005

Thompson Plumb Funds, Inc.
1200 John Q. Hammons Drive, Fifth Floor
Madison, Wisconsin 53717

Ladies and Gentlemen:

      We hereby consent to the incorporation by reference into Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A of Thompson Plumb Funds, Inc. (the "Registration Statement") of our opinion as to the legality of the shares of the various mutual fund series of Thompson Plumb Funds, Inc., which opinion was previously filed as an exhibit to Post-Effective Amendment No. 19 to the Registration Statement. We also consent to the references to our firm in the Prospectus and Statement of Additional Information constituting parts of the Registration Statement.

                                       Very truly yours,

                                       QUARLES & BRADY LLP

                                       /s/ Quarles & Brady LLP
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